Exhibit 4.05

EXECUTION VERSION
RIGHTS AMENDMENT AGREEMENT
This Rights Amendment Agreement (this “Amendment”) is made as of May 1, 2020 by and between Amyris, Inc., a Delaware corporation (the “Company”), and SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED (the “Holder”).
RECITALS
WHEREAS, on January 31, 2020, the Company issued to the Holder rights (the “Rights”) to purchase additional shares of the Company’s Common Stock, pursuant to the terms of that certain Warrant Amendment Agreement, dated as of the same date, between the Company and the Holder; and

WHEREAS, the Company and the Holder hereby agree to amend the Rights to extend the termination date as provided herein.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Rights Amendment. The definition of “Termination Date” shall be amended and restated in its entirety as follows:

1.“Termination Date. The Right shall terminate upon the twenty-four (24) month anniversary of the Issue Date (the “Right Termination Date”).”
2.No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Rights shall remain in full force and effect.

3.Effectiveness of Amendment. This Amendment shall be effective as of the date hereof.

4.Miscellaneous.

(a) Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b) Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

The undersigned has executed this Rights Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By: _/s/ Han Kieftenbeld
(Signature)
Name: Han Kieftenbeld
Title: Chief Financial Officer

The undersigned has executed this Rights Amendment Agreement as of the date first set forth above.

HOLDER:
SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED
/s/ Robert Barron (Signature)
Name: Robert Barron
Title: Portfolio Manager